Exhibit 99.04

                                SOUTHERN COMPANY
                        ANALYSIS OF CONSOLIDATED EARNINGS
                            (In Millions of Dollars)

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                                             3 Months Ended December                         12 Months Ended December
                                    ---------------------------------------      ----------------------------------------
                                           2003          2002        Change             2003           2002        Change
                                           ----          ----        ------             ----           ----        ------
Income Account-
Retail Revenue                           $1,968        $1,950         $ 18            $ 8,875        $ 8,728        $147
Wholesale Revenue                           347           298           49              1,383          1,168         215
Other Electric Revenues                     105           233         (128)               514            310         204
Non-regulated Operating Revenues            144           131           13                504            343         161
                                          -----         -----         ----            -------        -------        ----
Total Revenues                            2,564         2,457          107             11,276         10,549         727
                                          -----         -----         ----            -------        -------        ----
Fuel and Purchased Power                    847           799           48              3,619          3,280         339
Non-fuel O & M                              973           904           69              3,239          3,084         155
Depreciation and Amortization               263           282          (19)             1,027          1,047         (20)
Taxes Other Than Income Taxes               139           132            7                586            557          29
                                          -----         -----         ----            -------        -------        ----
Total Operating Expenses                  2,222         2,117          105              8,471          7,968         503
                                          -----         -----         ----            -------        -------        ----
Operating Income                            342           340            2              2,805          2,581         224
Other Income, net                           (10)          (11)           1                (19)           (51)         32
Interest Charges and Dividends              181           172            9                700            684          16
Income Taxes                                 26           (10)          36                612            528          84
                                          -----         -----        -----            -------        -------        ----
NET INCOME AS REPORTED                    $ 125         $ 167        $ (42)           $ 1,474        $ 1,318        $156
                                          =====         =====        =====            =======        =======        ====
NET INCOME EXCLUDING ONE-TIME ITEMS       $ 162         $ 167        $  (5)           $ 1,428        $ 1,318        $110
                                          =====         =====        =====            =======        =======        ====
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